                          TERMINATION MASTER AGREEMENT

          THIS TERMINATION MASTER AGREEMENT effective as of July 26, 1999 (this "Agreement") is made by and among ARM Financial Group, Inc., a Delaware corporation ("ARM"), Integrity Life Insurance Company, a stock insurance company domiciled in Ohio and a wholly-owned indirect subsidiary of ARM ("Integrity"), and General American Life Insurance Company, a stock insurance company domiciled in Missouri ("General American").

          WHEREAS, ARM and General American entered into an Engagement Agreement dated as of March 12, 1993, as amended (the "Engagement
Agreement"), relating to certain guaranteed investment contracts and funding agreements (the "GICs") to be issued by General American; and

          WHEREAS, effective June 1, 1999, the Engagement Agreement was terminated by General American, however, certain rights and obligations of the Parties under the Engagement Agreement continue to remain following such termination; and

          WHEREAS, Integrity and General American entered into a Reinsurance Agreement dated as of March 28, 1996 (the "Reinsurance Agreement") concerning the quota-share reinsurance by Integrity of certain of the GICs issued by General American pursuant to the Engagement Agreement; and

          WHEREAS, by letter dated May 24, 1999 Integrity gave notice of termination of the Reinsurance Agreement as to new business; and

          WHEREAS, the parties hereto (the "Parties") wish to terminate the Reinsurance Agreement on a cut-off basis and all ongoing rights and obligations under the Engagement Agreement effective as of July 26, 1999 (the "Termination Date");

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          The following terms shall have the respective meanings set forth below throughout the Agreement:

          "AFFILIATE" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

          "ANCILLARY AGREEMENT" means the Commutation Agreement, the Termination Agreement and the Software License Agreement.

          "AGREEMENT" means this Termination Master Agreement.

          "ARM" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "BOOKS AND RECORDS" means the originals or copies of all contract information, contract forms, disclosure and other documents and filings required under applicable laws, client communications, prospecting records, sales records, underwriting records, securities records and financial records in the possession or control of ARM or Integrity and relating to the GICs, including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process. In addition, Books and Records includes any information pertaining to any of the foregoing not reduced to hardcopy or electronic form which ARM will make available to General American in a manner and at a time or times which are mutually convenient to the parties.

          "CLOSING DATE" means a closing date mutually agreeable to the parties, but in no event later than 30 days after the execution of this Agreement, and if no formal agreement is recorded it shall be the date of execution of the Termination Agreement.

          "COMMUTATION AGREEMENT" means the Commutation Agreement to be entered into by Integrity and General American in substantially the form as Exhibit A attached hereto.

          "EFFECTIVE TIME" means the close of business on July 26, 1999.

          "ENGAGEMENT AGREEMENT" shall have the meaning set forth in the first recital of this Agreement.

          "GENERAL AMERICAN" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "GICs" shall have the meaning set forth in the first recital of this Agreement.

          "INTEGRITY" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "SOFTWARE LICENSE AGREEMENT" means the mutually acceptable Software License Agreement to be entered into by ARM and General American.

          "PARTIES" shall have the meaning set forth in the third recital of this Agreement.

          "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

          "TERMINATION AGREEMENT" means the Termination Agreement to be entered into by ARM and General American in substantially the form as Exhibit B attached hereto.

          "TERMINATION DATE" shall have the meaning set forth in the fifth recital of this Agreement.

          "TRUST AGREEMENT" means the Trust Agreement entered into among Integrity, General American and Fleet National Bank, predecessor in interest to State Street Bank & Trust, as Trustee, dated as of April 1, 1996, pursuant to the Reinsurance Agreement.

          "TRUST FUND" means the trust fund established pursuant to the Trust Agreement.

          "TRUSTEE" shall have the meaning set forth in the definition of Trust Agreement.

                                 ARTICLE II

                          AGREEMENTS OF THE PARTIES

          The Parties hereby agree to execute and implement the following agreements and to take the additional steps set forth below in connection with the termination of the Reinsurance Agreement and all rights and obligations under the Engagement Agreement.

          Section 2.01. COMMUTATION AGREEMENT. On or prior to the Closing Date, Integrity and General American will give joint, irrevocable instructions to the Trustee to transfer to General American ownership and possession of each asset in the Trust Fund, free and clear of any claims of Integrity, the Trustee or any other Person. On the Closing Date, Integrity and General American will execute the Commutation Agreement.

          Section 2.02. TERMINATION AGREEMENT. On the Closing Date, ARM and General American will execute the Termination Agreement.

          Section 2.03. SOFTWARE LICENSE AGREEMENT. Within 30 days of the Closing Date, ARM and General American will execute the Software License Agreement.

          Section 2.04. BOOKS AND RECORDS. Within 10 days of the Closing Date, ARM and Integrity will transfer the Books and Records to General American.

          Section 2.05 SUBSEQUENT PAYMENT. If a binding agreement pertaining to the sale of control of ARM to a third party is executed at any time during the two calendar years commencing after the Closing Date, and is subsequently closed, ARM shall pay General American the sum of five million dollars ($5,000,000) concurrent with the closing of the sale.

                                  ARTICLE III

                                   TRUST FUND

          Section 3.01 CONDUCT OF BUSINESS. From the date hereof until the assets comprising the Trust Fund are transferred to General American, ARM and Integrity agree that, except as set forth below, no assets in the Trust Fund shall be sold or otherwise transferred from the Trust Fund, that all interest and other income of the Trust Fund received during such period shall be maintained in the Trust Fund and that any cash in the Trust Fund shall be invested in the ordinary course. The parties agree, however, that sales or other transactions involving assets of the Trust Fund, after the Effective Time but prior to their transfer to General American, may be effected with the written consent of both ARM and General American.

          Section 3.02 TRUST FUND ASSETS. The Trust will include the following assets:

   a. As of the Effective Time, those assets included in the Trust Fund as of June 30, 1999, including hedging vehicles and cash and cash equivalents, as modified to reflect all trust activity including but not limited to purchases and sales, customer deposits and withdrawals, and interest earned and interest paid, during the period after June 30, 1999 through the Effective Time. It is agreed that Integrity will remove from the Trust Fund securities with CUSIP numbers 21075WFM2 and 21075WEW1 and replace them with a security with CUSIP number 52518RAQ9 current par of $10,140,200.

   b. As of the Closing Date, additional cash in the amount of $69,150,000.

          From the date hereof until the Closing Date, General American shall have full access to the Trustee and all trust records in the possession of ARM or Integrity for the purpose of verifying that each such asset is held in the Trust Fund as of the Effective Time.

          Section 3.03 TRUE UP OF ASSETS. In the event that any securities are not transferable from Integrity, or for any other reason Integrity is not able to deliver to General American good and marketable title within a reasonable period of time, then Integrity shall add to the Trust Fund such additional securities, cash, or other assets of equivalent market value as of the Effective Time, reasonably acceptable to General American. Notwithstanding the foregoing, any swap that is determined not to be transferable within a reasonable period of time shall be terminated at General American's discretion as to execution, and General American shall receive all proceeds and bear all costs as fully as if General American had owned the position itself. General American acknowledges that:
(i) neither ARM nor Integrity are making any representations or warranties with respect to the valuation of the assets in the Trust Fund; (ii) it has had sufficient opportunity to review and value the assets in the Trust Fund; and (iii) it, or its affiliates, have sufficient expertise and knowledge to review and value the assets in the Trust Fund in a reasonable manner.

          Section 3.04 TRUE UP OF LIABILITIES. As of the Effective Time, the total amount of the customer account values subject to the Reinsurance Agreement, including interest accrued is $3,428,700,000. In the event that the said total amount is determined to be incorrect in any respect, any cash settlement must be mutually agreeable to both parties.

                                   ARTICLE IV

                              DUTY OF COOPERATION

          Each Party shall cooperate fully with the others in all reasonable respects in order to accomplish the objectives of this Agreement.

                                   ARTICLE V

Article V reserved.


                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES OF ARM

          ARM hereby represents and warrants to General American as follows:

          Section 6.01    ORGANIZATION AND STANDING.  ARM is duly
incorporated, validly existing, and in good standing under the laws of the State of Delaware.

          Section 6.02 CORPORATE AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated hereby by ARM have been approved by all necessary corporate action by ARM.

          Section 6.03 VALIDITY. This Agreement is, and upon due execution and delivery, each of the Termination Agreement and the License Agreement shall be, a valid and binding obligation of ARM enforceable against ARM in accordance with the terms hereof and thereof.

          Section 6.04 ACTIONS AND PROCEEDINGS. There are no pending actions, suits or proceedings by or with any court, governmental agency, regulatory body or arbitration tribunal before which ARM is a party which would prevent the consummation of this Agreement. ARM does not have knowledge of any state of facts or contemplated events that would give rise to any such claim, action, suit, proceeding or investigation.

          Section 6.05 NO VIOLATION. Except as set forth in Schedule 6.05 hereto, the execution, delivery and performance by ARM of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach of any terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement to which ARM is a party or by or to which any of its assets may be bound.

          Section 6.06    CONSENTS AND APPROVALS.  Except as set forth in
Schedule 6.06, the execution, delivery and performance by ARM of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof do not require ARM to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person.

          Section 6.07 REMOVAL OF ASSETS FROM THE TRUST FUND. From June 30, 1999 through the Closing Date, no assets have been transferred from the Trust Fund to Integrity or its Affiliates which, in the aggregate, have resulted in any difference in the value of the Trust Fund on the Closing Date compared to June 30, 1999 provided that, to the extent of any such difference, as to the sole and exclusive remedy available under law, Integrity will transfer cash in such amount as appropriate.

                                  ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF INTEGRITY

          Integrity hereby represents and warrants to General American as follows:

          Section 7.01 ORGANIZATION AND STANDING. Integrity is an Ohio-domiciled life insurance company duly incorporated, validly existing, and in good standing under the corporate and insurance laws of the State of Ohio.

          Section 7.02 CORPORATE AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated hereby by Integrity have been approved by all necessary corporate action by Integrity.

          Section 7.03 VALIDITY. This Agreement is, and upon due execution and delivery of the Commutation Agreement shall be, a valid and binding obligation of Integrity enforceable against Integrity in accordance with the terms hereof and thereof.

          Section 7.04 ACTIONS AND PROCEEDINGS. There are no pending actions, suits or proceedings by or with any court, governmental agency, regulatory body or arbitration tribunal before which Integrity is a party which would prevent the consummation of this Agreement. Integrity does not have knowledge of any state of facts or contemplated events that would give rise to any such claim, action, suit, proceeding or investigation.

          Section 7.05 NO VIOLATION. The execution, delivery and performance by Integrity of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach of any terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement to which Integrity is a party or by or to which any of its assets may be bound.

          Section 7.05 CONSENTS AND APPROVALS. The execution, delivery and performance by Integrity of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof do not require Integrity to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person.


                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF GENERAL AMERICAN

          General American hereby represents and warrants to each of ARM and Integrity as follows:

          Section 8.01 ORGANIZATION AND STANDING. General American is a Missouri-domiciled life insurance company duly incorporated, validly existing, and in good standing under the corporate and insurance laws of the State of Missouri.

          Section 8.02 CORPORATE AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated hereby by General American have been approved by all necessary corporate action by General American.

          Section 8.03 VALIDITY. This Agreement is, and upon due execution and delivery, each of the Commutation Agreement, the Termination Agreement and the License Agreement shall be, a valid and binding obligation of General American enforceable against General American in accordance with the terms hereof and thereof.

          Section 8.04 ACTIONS AND PROCEEDINGS. There are no pending actions, suits or proceedings by or with any court, governmental agency, regulatory body or arbitration tribunal before which General American is a party which would prevent the consummation of this

Agreement. General American does not have knowledge of any state of facts or contemplated events that would give rise to any such claim, action, suit, proceeding or investigation.

          Section 8.05 NO VIOLATION. The execution, delivery and performance by General American of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach of any terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement to which General American is a party or by or to which any of its assets may be bound.

          Section 8.06 CONSENTS AND APPROVALS. The execution, delivery and performance by General American of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof do not require General American to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person.

                                  ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          All representations and warranties of the Parties contained in this Agreement shall survive the execution and delivery hereof and the implementation of the terms and conditions of this Agreement.

                                   ARTICLE X

                              FURTHER AGREEMENTS

          Section 10.01 PUBLIC ANNOUNCEMENTS. ARM acknowledges that, since General American will continue offering the GICs as a significant part of its business, it is important that all communications to third parties relating to the GICs, the proposed changes in terms of the GICs and the changes in the relationship among General American, ARM and Integrity be handled in such a way as to avoid damaging the relationships with the customers of the GICs or the business reputation of the Parties. ARM will not issue any press releases, make any public filings, or make any presentations to any rating agencies which include references to the transactions contemplated hereby without consulting with General American and receiving the prior approval of General American. General American will not unreasonably withhold such consent as long as ARM takes into account the reasonable requests of General American relating to the language of the communication. If ARM determines, on the advice of counsel, that it is required to make a public filing relating to these matters, it will provide a copy of the proposed filing to General American as far in advance as possible under the circumstances and will consult with General American and take into account General American's requests for changes prior to such filing.

          Section 10.02 RESTRUCTURING OF PRODUCTS. General American intends to make certain changes to the terms of the GICs of some of the customers, on account of the termination of the Reinsurance Agreement and for other reasons. These changes may include changes to the economic terms of the GIC. ARM agrees for the period following the execution of this Agreement until June 30, 2000, ARM will assist General American and cooperate with General American in effecting such changes and, in particular, in dealing with customers in explaining and implementing the changes in a manner that will preserve the goodwill of General American with customers and the market for GICs. All such discussions and other contacts would be under the supervision of General American and under such guidelines as General American may establish. These changes may be made by General American in its discretion and without the need for any approval by ARM.

          Section 10.03 NON-DISPARAGEMENT. Each of the Parties agree that they will not disparage each other or the contracts sold by each Party.


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          Section 11.01 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (1)     If to ARM or Integrity to:

                  515 W. Market Street
                  Louisville, KY 40202
                  Attention:  General Counsel
                  Telecopier No.:  (502) 540-2830


          (2)     If to General American to:
                  700 Market Street
                  St. Louis, MO 63101
                  Attention:  Matthew P. McCauley
                  Telecopier No.:  (314) 444-0510

          Any Party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

          Section 11.02 AMENDMENT. This Agreement may not be amended, modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the Parties.

          Section 11.03 COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          Section 11.04 NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 11.05 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any Party (in whole or in part) without the prior written consent of the other Parties.

          Section 11.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to the principles of conflicts of laws thereof.

          Section 11.07 ENTIRE AGREEMENT. This Agreement (including the Ancillary Agreements) constitutes the entire agreement among the Parties relating to the matters set forth herein and there are no other agreements between the Parties hereto, either existing or contemplated, written or oral, with respect thereto.

          Section 11.08. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

          Section 11.09 EXHIBITS AND SCHEDULES. The Exhibits and the Schedules to this Agreement are a part of this Agreement as if fully set forth herein. All references herein to

Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          Section 11.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          Section 11.11 SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; PROVIDED, HOWEVER, that the Parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the Parties.

          IN WITNESS WHEREOF, ARM, Integrity, and General American have executed this Agreement as of the date first above written.


                                  ARM FINANCIAL GROUP, INC.

                                  By /s/ John R. Lindholm
                                    -------------------------------------------
                                    Name: John R. Lindholm
                                    Title: President, Retail Business Division


                                  INTEGRITY LIFE INSURANCE COMPANY

                                  By /s/ John R. Lindholm
                                    -------------------------------------------
                                    Name: John R. Lindholm
                                    Title: President


                                  GENERAL AMERICAN LIFE INSURANCE COMPANY

                                  By /s/ David L. Herzog
                                    -------------------------------------------
                                    Name: David L. Herzog
                                    Title: Vice President

                                 SCHEDULE 6.05

Credit agreement dated as of June 24, 1997, among ARM, the financial institutions from time to time party thereto, and the Chase Manhattan Bank, as agent for the Lenders, as amended.


                                 SCHEDULE 6.06

Consent of the lenders under the Credit Agreement described in Schedule 6.05.